Exhibit 10.68

*** Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4)

and 240.24b-2

SECOND AMENDMENT TO DEVELOPMENT AGREEMENT

This Second Amendment to Development Agreement (this “Second Amendment”) is entered into as of July 18, 2011 (the “Amendment Effective Date”) by and between Applied Micro Circuits Corporation, a Delaware corporation having a place of business at 215 Moffett Park Drive, Sunnyvale, CA 94089 (“APM”), and Veloce Technologies, Inc., a Delaware corporation having a place of business at 2953 Bunker Hill Lane, Suite 300, Santa Clara, CA 95054 (“Company”). As used herein, APM and Company are referred to herein individually as a “Party” and collectively, as the “Parties.” Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Prior Development Agreement (as defined below).

Background

WHEREAS, effective May 17, 2009 (the “Agreement Date”), each of (i) APM and Company entered into that certain Development Agreement, pursuant to which, among other things, the Company agreed to develop exclusively for APM certain processors that meet certain specifications provided therein and the Merger Agreement (defined below), for inclusion in certain integrated circuits having other structures designed by APM, which was subsequently amended effective November 8, 2010 by that certain First Amendment to Development Agreement (collectively, the “Prior Development Agreement”) (ii) APM, the Company, Espresso Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of APM (“Merger Sub”), and the other parties named therein, entered into that certain Agreement and Plan of Merger (as amended to date, the “Merger Agreement”) pursuant to which Merger Sub shall be merged with and into Company, the separate existence of Merger Sub shall cease and Company will continue as the surviving corporation in the merger and shall continue its existence under the laws of the State of Delaware, subject to the conditions and in accordance with the terms provided therein (the “Merger”), and (iii) APM, Company, the securityholders of Company and the other parties named therein, entered into that certain Securityholder Agreement (as amended to date, the “Securityholder Agreement”), pursuant to which, among other things, such securityholders agree to certain voting provisions with respect to their shares of Company Common Stock, and certain restrictions on the transferability thereof, and Company agreed not to issue additional equity interests in Company except in accordance with the terms of such agreement; and

WHEREAS, the Parties have acknowledged and agreed that it is in the best interests of APM and Company to modify the Prior Development Agreement to provide Company with additional financing in the aggregate amount of $2,000,000 (the “Additional Financing”) for use in connection with the Project, […***…]; and

WHEREAS, the Additional Financing shall be paid by APM to Company in the amounts set forth below:

Amendment Effective Date:	$1,125,000
Quarter Starting October 1, 2011	$375,000
Quarter Starting January 1, 2012	$250,000
Quarter Starting April 1, 2012	$250,000

VELOCE TECHNOLOGIES, INC.

SECOND AMENDMENT TO DEVELOPMENT AGREEMENT

*** Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4)

and 240.24b-2

WHEREAS, the Parties have acknowledged and agreed that no adjustment shall be made to the consideration payable by APM at the closing of the Merger pursuant to the Merger Agreement on account of such Additional Financing:

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration received and to be received by the Parties hereunder, the Merger Agreement and Securityholder Agreement, the Parties agree to the following:

Agreement

1.	PAYMENT

The sections of the Prior Development Agreement pertaining to quarterly payments (for the avoidance of doubt, Section 3.3 of the Development Agreement dated as of May 17, 2009 and Section 2.1 of the First Amendment to Development Agreement dated as of November 8, 2010) is hereby amended and restated in its entirely to read:

1.1 Quarterly Payments. From and after the Amendment Effective Date, in consideration for Company’s performance of the Project as modified pursuant to this Second Amendment, during the term of this Agreement, APM will pay Company up to the full quarterly payment (each, a “Quarterly Payment”), for up to nine (9) consecutive calendar quarters (each a “Calendar Quarter”) (or portions thereof), commencing with the Calendar Quarter in which this Second Amendment is entered into (the “Quarterly Payment Period”), subject to such shorter period provided under Section 9 of the Prior Development Agreement (including without limitation under Section 9.4.2 thereof in the event of a Good Faith Allegation of Breach (as defined in such Section 9.4.2)), provided that APM may deduct from each Quarterly Payment for a Calendar Quarter any rent APM pays for the Facility pursuant to the Lease with respect to such Calendar Quarter and with respect to any prior Calendar Quarter that was not deducted from a Quarterly Payment. With respect to the Calendar Quarter commencing October 1, 2011, the Quarterly Payment hereunder shall be an amount equal to $2.625 Million. With respect to each of the Calendar Quarters commencing January 1, 2012 and April 1, 2012, the Quarterly Payment hereunder shall be an amount equal to $2.5 Million. From and after the Calendar Quarter commencing July 1, 2012, the Quarterly Payments hereunder shall be an amount equal to $2.25 Million. Each Quarterly Payment shall be made not later than ten (10) days following beginning of the applicable Calendar Quarter. A Calendar Quarter begins on January 1st, April 1st, July 1st, and October 1st of each applicable year.

1.2 One-Time Payment. Substantially concurrently with the execution of this Amendment, APM shall pay to Company a one-time payment in the amount of $1.125 million in connection with (i) […***…] and (ii) Company’s increased expenses associated with the Project […***…].

1.3 Prepayments. APM shall have the right (upon a request by Company), but not the obligation (except that APM shall not unreasonably refuse such a request), to pay Company an amount above each such Quarterly Payment in order to assist Company in meeting expenses to perform its obligations under this Agreement, provided that the total of all amounts paid by APM

VELOCE TECHNOLOGIES, INC.

SECOND AMENDMENT TO DEVELOPMENT AGREEMENT

*** Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4)

and 240.24b-2

to Company pursuant to this sentence (collectively, the “Prepayment”) shall be deducted from the consideration payable by APM at the closing of the Merger pursuant to the Merger Agreement. Each increase in Company expenses that is likely to lead to a request for a Prepayment shall be approved in advance by the Board of Directors of Company and, in the event of any such increase that exceeds $100,000 in a given quarter, Company shall provide advance written notice to the Chief Financial Officer of APM; provided that any such approvals and notices may explicitly provide for multiple Prepayments over multiple quarters and, in such event, a single approval or notice shall be sufficient to meet Company’s obligations hereunder. For all periods prior to the date of this Second Amendment, the terms and conditions of Section 3 of the Prior Development Agreement shall continue to govern and control.

2.	REPRESENTATIONS AND WARRANTIES

2.1 Representations, Warranties and Covenants of APM. APM represents and warrants to Company that each of the representations and warranties set forth in Section 7.1 of the Prior Development Agreement are true and correct in all respects as of the Amendment Effective Date. APM will continue to perform each its covenants set forth in Section 7.1 thereof from and after the Amendment Effective Date and for the duration of the Project and in accordance with the terms of the Prior Development Agreement, as amended to date. APM acknowledges and agrees that as of the date hereof, APM is not and shall not be entitled to deduct any amounts from the consideration payable by APM at the closing of the Merger pursuant to the Merger Agreement based upon (i) the funding provided by APM to Company to date, or (ii) the funding provided for in Section 1.1 and Section 1.2 hereof.

2.2 Representations, Warranties and Covenants of Company. Company represents and warrants to APM that each of the representations and warranties set forth in Section 7.2 of the Prior Development Agreement are true and correct in all respects as of the Amendment Effective Date. APM will continue to perform each its covenants set forth in Section 7.2 thereof from and after the Amendment Effective Date and for the duration of the Project.

3.	TERM AND TERMINATION

3.1 Good Faith Allegation of Breach. Effective from and after the Amendment Date and expiring June 30, 2012, Section 9.4.2 of the Prior Development Agreement is hereby amended to increase from $2.25 Million to $2.5 Million the amount of each periodic payment by APM to Company payable during the pendency of a Good Faith Allegation of Breach. Following such expiration date, the amount of each periodic payment by APM to Company payable during the pendency of a Good Faith Allegation of Breach shall return to $2.25 Million.

4.	GENERAL PROVISIONS

Except as expressly set forth in this Amendment, each term and provision of the Prior Development Agreement shall remain in full force and effect. To the extent there is a conflict between this Second Amendment and the Prior Development Agreement, the provisions of this Second Amendment shall control.

VELOCE TECHNOLOGIES, INC.

SECOND AMENDMENT TO DEVELOPMENT AGREEMENT

*** Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4)

and 240.24b-2

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

VELOCE TECHNOLOGIES, INC.

SECOND AMENDMENT TO DEVELOPMENT AGREEMENT

*** Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4)

and 240.24b-2

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

APPLIED MICRO CIRCUITS CORPORATION		VELOCE TECHNOLOGIES, INC.

Signed: /s/		Signed: /s/
Name:	[...***...]	Name:	Balaji Baktha
Title:	[...***...]	Title:	President and Chief Executive Officer
Address:	215 Moffett Park Drive	Address:	20813 Stevens Creek Blvd., Suite 100
	Sunnyvale, CA 94089		Cupertino, CA 95014
Fax No.:	(408) 542-8600	Fax No.:	(408) 351-0208

VELOCE TECHNOLOGIES, INC.

SECOND AMENDMENT TO DEVELOPMENT AGREEMENT

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